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                                                                      EXHIBIT 99
                                                                  TO FORM 12b-25

                          STATEMENT OF BDO SEIDMAN, LLP

                                   Form 12b-25

[BDO LOGO]

BDO SEIDMAN, LLP
Accountants and Consultants

285 Peachtree Center Avenue, Suite 800
Atlanta, Georgia 30303-1230
Telephone: (404) 688-6841
Fax: (404) 688-1075

                               Exhibit A-12b-25(c)

Board of Trustees
Appalachian Bancshares, Inc.
   Section 401(k) Profit Sharing Plan
829 Industrial Boulevard
Ellijay, Georgia 30540

     We have read the Company's explanation of the reason for the filing of Form 12b-25, "Notification for Late Filing." We concur that certain information has not been provided to us by the Trustee of the Master Trust and the custodian for Appalachian Bancshares, Inc.'s Section 401(k) Profit Sharing Plan in order to complete the audit of Appalachian Bancshares, Inc.'s Section 401(k) Profit Sharing Plan.

                                             /s/ BDO Seidman, LLP

Atlanta, Georgia
June 30, 2000